Exhibit 99.1
Gossamer Bio Announces First Quarter 2021 Financial Results and Provides Corporate Update
- Seralutinib and GB004 continue to progress through ongoing Phase 2 TORREY and SHIFT-UC clinical trials for Pulmonary Arterial Hypertension (PAH) and Ulcerative Colitis (UC), respectively -
- Cash, cash equivalents and marketable securities totaled $453 million as of March 31, 2021 -
SAN DIEGO—(BUSINESS WIRE)— May 6, 2021 — Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the first quarter of 2021 and provided a corporate update.
Clinical-Stage Product Candidate Updates
Seralutinib (GB002): Inhaled PDGFR, CSF1R and C-KIT Inhibitor for PAH
•Enrollment ongoing in the TORREY Study, a Phase 2 clinical trial in patients with PAH whose disease has progressed despite standard-of-care therapy. The primary endpoint is change in pulmonary vascular resistance (PVR) from baseline at week 24. Topline data from the TORREY study are expected in the first half of 2022, subject to developments in the ongoing COVID-19 pandemic.
•Key opinion leader-led webcast and presentation regarding PAH and seralutinib held on December 15, 2020 available through the “Events / Presentations” page in the “Investors” section of the Company's website at www.gossamerbio.com.
GB004: Oral, Gut-Targeted HIF-1α Stabilizer for Inflammatory Bowel Disease (IBD)
•Enrollment ongoing in the SHIFT-UC Study, a Phase 2 clinical trial in patients with active UC despite treatment with 5-ASAs. The primary endpoint is proportion of patients with clinical remission at week 12. Topline data from the SHIFT-UC study are expected in the first half of 2022, subject to developments in the ongoing COVID-19 pandemic.
•Key opinion leader-led webcast and presentation regarding IBD and GB004 held on February 18, 2021 available through the “Events / Presentations” page in the “Investors” section of the Company's website at www.gossamerbio.com.

GB1275: Oral CD11b Modulator for Solid Tumor Oncology Indications
•Enrollment ongoing in a Phase 1 expansion cohort studying the recommended Phase 2 dose in KEYNOTE-A36, a Phase 1/2 clinical trial, including patients with gastric or esophageal cancer who have progressed after initial response to anti-PD-1 therapy and patients with advanced MSS colorectal cancer.
•Additional clinical data from the ongoing GB1275 Phase 1/2 will be presented at the American Society of Clinical Oncology (ASCO) 2021 Annual Meeting being held virtually from June 4 - 8, 2021. Oral presentation details:
◦Abstract Number: 2505
◦Abstract Title: Preliminary clinical and biologic results of GB1275, a first-in-class oral CD11b modulator, alone and with pembrolizumab, in advanced solid tumors (KEYNOTE-A36)
◦Session Title: Developmental Therapeutics – Immunotherapy
◦Session Date and Time: Monday, June 7, 2021 from 3:00 pm – 6:00 pm ET
Corporate Updates
•Gossamer announced the promotion of Laura Carter, Ph.D. and Caryn Peterson to Chief Scientific Officer and Executive Vice President, Regulatory Affairs, respectively.
Financial Results for the Quarter Ended March 31, 2021
•Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of March 31, 2021, were $453.3 million. The Company expects the combination of current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the second half of 2023.
•Research and Development (R&D) Expenses: For the quarter ended March 31, 2021, R&D expenses were $41.8 million, compared to R&D expenses of $41.4 million for the same period in 2020.
•General and Administrative (G&A) Expenses: For the quarter ended March 31, 2021, G&A expenses were $11.3 million, compared to $10.7 million for the same period in 2020.
•Net Loss: Net loss for the quarter ended March 31, 2021, was $57.6 million, or $0.78 per share, compared to a net loss of $54.1 million, or $0.87 per share, for the same period in 2020.
About Gossamer Bio
Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements
Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the anticipated timing of enrollment of clinical trials for our product candidates; plans to advance our product candidates; expectations on the timing of data readouts from our clinical studies; the expected impact of COVID-19; and the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; disruption to our operations from the ongoing global outbreak of the COVID-19 pandemic, including clinical trial delays; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; interim results do not necessarily predict final results and one or more of the outcomes may materially change as the trial continues and more patient data become available and following more comprehensive audit and verification procedures; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; Gossamer may use its capital resources sooner than it expects; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Gossamer Bio Statement of Operations
Condensed Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended March 31,
	2021	2020
Operating expenses:
Research and development	$41,827	$41,414
In process research and development	30	2,805
General and administrative	11,346	10,748
Total operating expenses	53,203	54,967
Loss from operations	(53,203)	(54,967)
Other income (expense), net
Interest income	193	1,598
Interest expense	(4,780)	(707)
Other income	149	2
Total other income (expense), net	(4,438)	893
Net loss	$(57,641)	$(54,074)
Net loss per share, basic and diluted	$(0.78)	$(0.87)
Weighted average common shares outstanding, basic and diluted	74,093,526	61,890,323

Condensed Consolidated Balance Sheet
(in thousands)
(unaudited)

BALANCE SHEET DATA:	March 31, 2021	December 31, 2020
Cash, cash equivalents, and marketable securities	$453,297	$512,628
Working capital	436,403	483,672
Total assets	482,469	539,433
Total liabilities	210,385	218,749
Accumulated deficit	(635,171)	(577,530)
Total stockholders' equity	272,084	320,684

For Investors and Media:
Bryan Giraudo, Chief Financial Officer
Gossamer Bio Investor Relations
ir@gossamerbio.com